Exhibit 10.3

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933.

Restricted Stock Grant

(2002 Stock Plan)

United States Steel Corporation, a Delaware Corporation, herein called the Corporation, grants to the undersigned employee of the Corporation or one of its subsidiaries (the “Grantee”) the number of shares of the class of common stock of the Corporation set forth below:

Name of Grantee:
Name of Employing Company on Date Hereof:	United States Steel Corporation
Number of Shares of Restricted Stock Granted:
Date of This Grant:

By my acceptance, I agree that the above-listed shares are granted under and governed by the terms and conditions of the United States Steel Corporation 2002 Stock Plan and the Grant Terms and Conditions contained herein; as well as such administrative regulations as the Compensation and Organization Committee may adopt from time to time.

United States Steel Corporation			Accepted as of the above date:

By		(L.S.)	By		(L.S.)
	Authorized Officer			Signature of Optionee

Terms and Conditions

1. The Corporation shall issue in the Grantee’s name, for no cash consideration, a stock certificate for the number of shares (the “Shares”) of common stock of the Corporation set forth in this Restricted Stock Grant. The certificate shall be held in custody by the Corporation. If and when the restrictions applicable to all or any portion of the Shares are terminated (the Shares are “vested”), a certificate, free of all restrictions, shall be issued in the Grantee’s name (or, in the event of the Grantee’s death prior to such termination or such issuance, to the Grantee’s estate) for the number of vested Shares. The Grantee shall not be entitled to delivery of a certificate for any portion of the Shares until such portion of Shares have vested. During the period prior to vesting or forfeiture of all or any portion of the Shares, the Grantee shall be entitled to vote the Shares and shall receive dividends paid on the Shares.

2. The Grantee shall endorse in blank and return to the Corporation a stock power for the Restricted Stock certificate.

3. The restriction period with regard to the Shares shall commence on the date the Shares are granted. The Grantee shall not sell, transfer, assign, pledge or otherwise encumber or dispose of any portion of the Shares, and any attempt to sell, transfer, assign, pledge or encumber any portion of the Shares prior to termination of restrictions shall have no effect.

4. All or a portion of the Shares may be deemed to have satisfied the performance criteria, based on such criteria as shall be determined by the Compensation and Organization Committee (the “Committee”) and subject to the Committee’s downward discretion, following each Performance Period for which the Grantee remains as an Employee. The Committee shall have the right in its sole and absolute discretion to terminate the restriction period with respect to some or all of the Shares, but not prior to the expiration of one year from the date of grant. In the case of a change in control of the Corporation (as defined in the Paragraph 11. below), all restrictions shall automatically terminate.

5. Unless otherwise determined by the Stock Plan Officer, all Shares not deemed to have satisfied the performance criteria for the Performance Period ending December 31, 2005, shall be forfeited. The Committee may or may not make favorable performance criteria determinations with respect to restricted stock in any year. Unless otherwise determined by the Stock Plan Officer, and except as provided in paragraph 6, below, all unvested Shares shall be forfeited immediately if a Grantee’s employment is terminated for any cause other than death or retirement. The Stock Plan Officer may cause the immediate forfeiture of unvested shares after a Grantee retires before the age of 65 or after a Grantee retires at any age if the Stock Plan Officer deems such forfeiture to be in the best interests of the Corporation. Any and all forfeitures of Shares shall be evidenced by written notice to the participant. Upon the forfeiture of any Shares, such forfeited Shares shall be transferred to the Corporation without further action by the Grantee.

6. The Grantee agrees to continue as an employee of an employing company for three years from the date of the Grant, subject to the employing company’s right to terminate the Grantee’s employment at any time, performing such duties consistent with his capabilities and receiving his present compensation or such adjusted compensation as the employing company shall from time to time reasonably determine. If the terms of the Grantee’s employment are changed in a manner materially adverse to the Grantee during such period, or if the Grantee dies during such period, the Grantee shall be relieved of any further obligation to remain employed. Subject to the foregoing sentence, (i) upon the two year anniversary of the Date of Grant, one-half of the unvested Shares which were deemed to have satisfied the performance criteria for the Performance Period shall vest, provided that the Grantee is employed by the Corporation or its subsidiaries on such date, and (ii) upon the three year anniversary of the Date of Grant, the remaining one-half of the unvested Shares which were deemed to have satisfied the performance criteria for the Performance Period shall vest, provided that the Grantee is employed by the Corporation or its subsidiaries on such date.

7. In the event there is a change in the common stock of the Corporation through the declaration of stock dividends or through recapitalization resulting in stock split-ups or combinations or exchanges of shares or otherwise, the number of the Shares available pursuant to the Grant shall be appropriately adjusted by the Committee. The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Corporation and the Grantee.

8. This Grant and the issuance, vesting and delivery of Shares are subject to the provisions of the 2002 Stock Plan, as it may be amended from time to time, and any rules and regulations which may be adopted and/or amended thereunder by the Committee, provided that no amendment may, without the consent of the Grantee, adversely affect the rights of the Grantee under this Grant.

9. The obligations of the Corporation and the rights of the Grantee are subject to all applicable laws, rules and regulations including, without limitation, the Securities Exchange Act of 1934, as amended; the Securities Act of 1933, as amended; the Internal Revenue Code of 1986, as amended; and any other applicable laws.

10. The Grant shall not be effective unless it is accepted by the Grantee and notice of such acceptance is received by the Stock Plan Officer.

11. For purposes of this grant, a “change in control of the Corporation” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; provided, that, without limitation, such a change of control shall be deemed to have occurred if (A) any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such person any such securities acquired directly from the Corporation or its affiliates) representing twenty percent (20%) or more of the combined voting power of the Corporation’s then outstanding voting securities; provided, however, that for purposes of this grant, the term “Person” shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and provided further, however, that for purposes of this clause (A), there shall be excluded any person who becomes such a beneficial owner in connection with an Excluded Transaction (as defined in clause (C) below); or (B) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or (C) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary thereof with any other corporation, other than a merger of consolidation (an “Excluded Transaction”) which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the voting securities of the entity surviving the merger or consolidation, (or the parent of such surviving entity) immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation, or there is consummated the sale or other disposition of all or substantially all of the Corporation’s assets.